                                                  APPENDIX A

                                                  DEFINITIONS

        Addition  Notice:  With respect to the transfer of Subsequent  Mortgage Loans to the Issuer by a Seller
pursuant to Section 2.2  of the Purchase  Agreement (in  substantially  the form set forth in Exhibit 3 to such agreement),  a notice  given by the  respective  Seller to the Rating  Agencies,  the  Indenture  Trustee,  the
Enhancer and the Owner  Trustee,  which shall be given not later than seven  Business Days prior to the related
Subsequent  Transfer  Date,  of (i) the Seller's  designation  of Subsequent  Mortgage  Loans to be sold to the
Issuer and (ii) the aggregate  principal balance as of the Subsequent Cut-Off Date of such Subsequent  Mortgage
Loans.

        Additional  Balance:  With respect to any Mortgage Loan, any future Draw made by the related  Mortgagor pursuant to the related  Mortgage  Note after the Cut-Off Date or Subsequent  Cut-Off  Date,  together with all money due or to  become  due in  respect  of such  Draw;  provided,  however,  that any Draw  during  the Rapid
Amortization  Period  shall be an  Excluded  Amount,  shall  not be  acquired  by the Trust and shall not be an
Additional Balance.

        Additional Balance Increase Amount:  Shall mean (a) the excess, if any, of (i) the aggregate  principal amount of Additional Balances conveyed to the Trust Estate,  over (ii) Principal  Collections and Excess Spread applied to purchase those Additional  Balances from the Funding Account and/or the Custodial  Account minus (b)
amounts paid on previous  Payment Dates to the holders of the  Certificates as an Additional  Balance  Increase
Amount.

        Affiliate:  With respect to any Person,  any other Person  controlling,  controlled  by or under common control  with  such  Person.  For  purposes  of this  definition,  "control"  means  the  power to  direct  the management and policies of a Person,  directly or indirectly,  whether through ownership of voting  securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

        Amortization Periods:  Collectively, the Managed Amortization Period and the Rapid Amortization Period.

        Appraised Value:  With respect to any Mortgaged  Property,  either (x) the value as generally set forth in an appraisal of such Mortgaged  Property used to establish  compliance with the  underwriting  criteria then in effect in  connection  with the later of the  application  for the Mortgage  Loan secured by such  Mortgaged
Property or any  subsequent  increase or decrease in the related  Credit  Limit,  or to reduce or eliminate the amount of any primary mortgage  insurance,  or (y) if the sales price of such Mortgaged  Property is considered in accordance with the  underwriting  criteria  applicable to the related  Mortgage Loan, the lesser of (i) the appraised value referred to in (x) above and (ii) the sales price of such Mortgaged Property.

        Assignment of Mortgage:  With respect to any Mortgage, an assignment,  notice of transfer or equivalent instrument,  in recordable form,  sufficient under the laws of the jurisdiction in which the related  Mortgaged
Property  is located to reflect  the  conveyance  of such  Mortgage,  which  assignment,  notice of transfer or equivalent  instrument  may be in the form of one or more blanket  assignments  covering  Mortgages  secured by
Mortgaged Properties located in the same jurisdiction.

        Authorized Newspaper:  A newspaper of general circulation in the Borough of Manhattan,  The City of New
York,  printed  in the  English  language  and  customarily  published  on each  Business  Day,  whether or not published on Saturdays, Sundays or holidays.

        Authorized  Officer:  With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner  Trustee in matters  relating to the Issuer and who is  identified  on the list of Authorized
Officers  delivered  by the Owner  Trustee to the  Indenture  Trustee on the Closing  Date (as such list may be modified or supplemented from time to time thereafter).

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Basic Documents:  The Trust Agreement,  the Indenture, the Purchase Agreement, the Insurance Agreement,
the Policy, the Servicing Agreement,  the Custodial Agreement,  any Subsequent Transfer Agreement and the other documents and certificates delivered in connection with any of the above.

        Beneficial  Owner:  With respect to any Note,  the Person who is the  beneficial  owner of such Note as reflected  on the  books of the  Depository  or on the  books of a Person  maintaining  an  account  with  such
Depository  (directly  as  a  Depository  Participant  or  indirectly  through  a  Depository  Participant,  in accordance with the rules of such Depository).

        Billing Cycle:  With respect to any Mortgage Loan and Due Date,  the calendar month  preceding such Due
Date.

        Book-Entry  Notes:  Beneficial  interests in the Notes,  ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

        Business  Day:  Any  day  other  than  (i) a  Saturday  or a  Sunday  or  (ii) a day on  which  banking institutions  in the  States of New York,  Pennsylvania,  Delaware  or any State in which the  Corporate  Trust
Office are required or authorized by law to be closed.

        Capitalized  Interest Account:  The account  established and maintained pursuant to Section 3.19 of the
Servicing Agreement.

        Capitalized Interest  Requirement:  With respect to each Payment Date during the Pre-Funding Period and on the Payment Date immediately after the end of the Pre-Funding  Period,  the excess, if any of (i) the sum of
(A) the  amount of  interest  that  would  accrue at the Net WAC Rate for the  related  Interest  Period on the amount on deposit in the Pre-Funding  Account as of the close of business on the preceding  Payment Date (or as of the  Closing  Date,  in the case of the  first  Payment  Date)  and (B) the  amount  of any fees paid to the
Enhancer for the Policy,  over (ii) the amount of  reinvestment  earnings since the preceding  Payment Date (or the Closing Date, in the case of the first Payment Date) in the Pre-Funding Account.

        Certificate  Balance:  The excess,  if any, of the  Principal  Balance of the  Mortgage  Loans over the aggregate outstanding principal balance of the Notes.

        Certificate  Distribution  Amount:  For any Payment  Date,  the amount,  if any,  distributable  on the
Certificates for such Payment Date pursuant to Section 3.05(a)(xv) of the Indenture.

        Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to  Section 3810(a)  of the
Statutory Trust Statute.

        Certificate  Paying Agent:  The  Certificate  Paying Agent  appointed  pursuant to  Section 3.10 of the
Trust Agreement.  Initially the Indenture Trustee has been appointed as the Certificate Paying Agent.

        Certificate Percentage Interest:  With respect to any Payment Date and any Certificate,  the Percentage
Interest for such Certificate.

        Certificate  Register:  The register  maintained by the Certificate  Registrar in which the Certificate
Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

        Certificate  Registrar:  The  Certificate  Registrar  appointed  pursuant to  Section 3.05 of the Trust
Agreement.  Initially the Indenture Trustee has been appointed as the Certificate Registrar.

        Certificateholder:  The Person in whose name a Certificate  is registered in the  Certificate  Register except that, any Certificate  registered in the name of the Issuer,  the Owner Trustee or the Indenture Trustee
or any Affiliate of the Owner Trustee or the Indenture  Trustee shall be deemed not to be  outstanding  and the registered  holder will not be  considered a  Certificateholder  for  purposes of giving any  request,  demand, authorization,  direction,  notice,  consent or waiver  under the  Indenture or the Trust  Agreement;  provided that,  in  determining  whether the  Indenture  Trustee or the Owner Trustee shall be protected in relying upon any such request,  demand,  authorization,  direction,  notice,  consent or waiver,  only Certificates that the
Indenture  Trustee or the Owner Trustee knows to be so owned shall be so  disregarded.  Owners of  Certificates that have been pledged in good faith may be regarded as  Certificateholders  if the pledgee  establishes to the satisfaction of the Indenture  Trustee or the Owner Trustee,  as the case may be, the pledgee's right so to act with  respect  to such  Certificates  and that the  pledgee  is not the  Issuer,  any  other  obligor  upon the
Certificates or any Affiliate of the Owner Trustee or the Indenture Trustee.

        Certificates:  The Certificates issued pursuant to the Trust Agreement.

        Closing Date: March 30, 2006.

        Code:  The  Internal  Revenue  Code of 1986,  as  amended,  and the rules and  regulations  promulgated thereunder.

        Collateral:  The meaning specified in the Granting Clause of the Indenture.

        Collection  Period:  With respect to any Mortgage Loan and Payment Date, the calendar  month  preceding any such Payment Date.

        Collections:  With respect to any Collection Period, all Interest Collections and Principal Collections
during such Collection Period.

        Combined  Loan-to-Value  Ratio or CLTV:  With respect to each Mortgage Loan, the ratio,  expressed as a percentage,  of the sum of (i) with respect to each HELOC,  the Credit Limit, and with respect to each HEL, the initial principal  balance of such Mortgage Loan, and (ii) any outstanding  principal  balance,  at origination of such Mortgage  Loan, of all other mortgage  loans,  if any,  secured by senior or  subordinate  liens on the related Mortgaged Property, to the Appraised Value, or, when not available, the Stated Value.

        Commission:  The Securities and Exchange Commission.

        Corporate  Trust Office:  With respect to the Indenture  Trustee,  Certificate  Registrar,  Certificate
Paying  Agent and Paying  Agent,  the  principal  corporate  trust  office of the  Indenture  Trustee  and Note
Registrar at which at any particular time its corporate trust business shall be  administered,  which office at the date of the execution of this  instrument  is located at 4 New York Plaza,  6th Floor,  New York,  New York
10004,  Attention:  Worldwide  Securities  Services/Structured  Finance  Services-GMACM  Series 2006-HE1.  With
respect  to the Owner  Trustee,  the  principal  corporate  trust  office of the Owner  Trustee at which at any particular time its corporate trust business shall be  administered,  which office at the date of the execution of this Trust  Agreement is located at Rodney  Square North,  1100 North Market  Street,  Wilmington,  Delaware
19890, Attention: Corporate Trust Administration.

        Credit Limit:  With respect to any HELOC, the maximum  Principal  Balance  permitted under the terms of the related Mortgage Note.

        Credit Limit Increase:  As defined in Section 3.01 of the Servicing Agreement.

        Custodial  Account:  The  account or  accounts  created  and  maintained  by the  Servicer  pursuant to
Section 3.02(b)  of the  Servicing  Agreement,  in which the  Servicer  shall  deposit or cause to be deposited certain amounts in respect of the Mortgage Loans.

        Custodial  Agreement:  The  Custodial  Agreement,  dated the Closing  Date,  among the  Custodian,  the
Indenture  Trustee,  the Issuer and the Servicer  relating to the custody of the Mortgage Loans and the Related
Documents.

        Custodian:  GMAC  Bank  and its  successors  and  assigns,  as  applicable  pursuant  to the  Custodial
Agreement,  or any other  successor  custodian of the Mortgage  Files  appointed by the  Indenture  Trustee and reasonably acceptable to the Enhancer and the Servicer.

        Cut-Off Date:  March 1, 2006.

        Cut-Off Date  Principal  Balance:  With respect to any Initial  Mortgage  Loan or  Subsequent  Mortgage
Loan,  the unpaid  principal  balance  thereof as of the close of business on the last day of the Billing Cycle immediately prior to the Cut-Off Date or Subsequent Cut-Off Date, as the case may be.

        Default:  Any occurrence  which is or with notice or the lapse of time or both would become an Event of
Default.

        Deficiency Amount:  As defined in the Policy.

        Definitive  Notes:  Any  definitive,  fully  registered  Note,  as  described  in  Section 4.06  of the
Indenture.
        Deleted Loan:  A Mortgage Loan replaced or to be replaced with an Eligible Substitute Loan.

        Delinquent:  As used herein,  a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days"
delinquent  when a payment  due on any  scheduled  due date  remains  unpaid as of the close of business on the next  following  monthly  due date.  Since the  determination  as to whether a  Mortgage  Loan falls into these categories is made as of the close of business on the last  business day of each month,  a Mortgage Loan with a payment due on July 1 that  remained  unpaid as of the close of  business on July 31 would still be  considered current  as of July 31. If that  payment  remained  unpaid  as of the  close of  business  on  August  31,  the
Mortgage Loan would then be considered  30-59 days delinquent.  Delinquency  information as of the Cut-off Date is  determined  and  prepared as of the close of business on the last  business  day  immediately  prior to the
Cut-off Date.

        Delinquency  Percentages:  With respect to any Payment Date,  the  percentage  equivalent of a fraction
(A) the  numerator of which is the Principal Balance that are Delinquent for 60 days or more as of such Payment
Date and (B) the  denominator  of which is the Pool  Balance,  in each case as of the  beginning of the related
Collection Period, expressed as a percentage.

        Depositor:  Residential  Asset Mortgage  Products,  Inc., a Delaware  corporation,  or its successor in interest.

        Depository:  The Depository  Trust Company or a successor  appointed by the Indenture  Trustee with the approval of the Issuer.  Any successor to the  Depository  shall be an  organization  registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Commission thereunder.

        Depository  Participant:  A Person  for whom,  from time to time,  the  Depository  effects  book-entry transfers and pledges of securities deposited with the Depository.

        Determination  Date:  With respect to any Payment Date, the 18th day of the month in which such Payment
Date occurs or if such day is not a Business Day, the next succeeding Business Day.

        Distribution  Account:  The account or accounts created and maintained by the Certificate  Paying Agent pursuant to  Section 3.10(c)  of the Trust Agreement.  The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Distribution Account.

        Draw:  With respect to any HELOC, a borrowing by the related Mortgagor under the related Mortgage Note.

        Draw  Period:  With  respect to each HELOC,  the period  consisting  of either the first  five,  ten or fifteen years after the date of origination of such HELOC,  during which the related  Mortgagor is permitted to make Draws.

        Due Date: With respect to each Mortgage Loan, the date on which monthly  payments on such Mortgage Loan are due.

        Eligible  Account:  An  account  that  is  any of  the  following:  (i)  maintained  with a  depository institution  the  short-term  debt  obligations  of which have been rated by each Rating  Agency in its highest rating category  available,  or (ii) an account or accounts in a depository  institution in which such accounts are fully insured to the limits  established by the FDIC,  provided that any deposits not so insured shall,  to the extent  acceptable to each Rating Agency,  as evidenced in writing,  be maintained  such that (as evidenced by an Opinion of Counsel  delivered to the  Indenture  Trustee and each Rating  Agency) the  Indenture  Trustee have a claim with  respect to the funds in such  account or a perfected  first  security  interest  against any collateral  (which shall be limited to Permitted  Investments)  securing  such funds that is superior to claims of any other depositors or creditors of the depository  institution  with which such account is maintained,  or
(iii) an  account or  accounts  maintained  with a  depository  institution  or trust  company,  as long as its short-term  debt  obligations  are rated P-1 by Moody's,  and A-1+ by Standard & Poor's (or the  equivalent) or better by each Rating Agency,  and its long term debt  obligations  are rated A2 by Moody's and AA- by Standard
& Poor's (or the  equivalent) or better by each Rating Agency,  or (iv) a segregated  trust account or accounts maintained  in the  corporate  trust  division of a  depository  institution  or trust  company,  acting in its fiduciary  capacity,  or (v) an account or  accounts  of a  depository  institution  acceptable  to each Rating
Agency (as  evidenced  in writing by each Rating  Agency that use of any such  account  will not cause a Rating
Event (if determined without regard to the Policy).

        Eligible  Substitute  Loan: A Mortgage Loan  substituted  by either  Seller for a Deleted  Loan,  which must, on the date of such  substitution,  as confirmed in an Officers'  Certificate  delivered to the Indenture
Trustee,  (i) have an outstanding  principal  balance,  after deduction of the principal portion of the monthly payment due in the month of  substitution  (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate  outstanding principal balance,  after such deduction),  not in excess of the  outstanding  principal  balance of the Deleted  Loan (the amount of any  shortfall  to be deposited by the
Seller in the Custodial  Account in the month of substitution)  and, with respect to each HELOC, a Credit Limit not in excess of $900,000;  (ii) comply  with each  representation  and warranty made by GMACM and set forth in
Section 3.1(b) of the Purchase  Agreement,  other than clauses (viii),  (xiii),  (xxiv),  (xxv)(B),  (xxvi) and
(xxvii)  thereof,  and comply with each of the  representations  and warranties made by WG Trust 2003 set forth in  Section 3.1(d)(II) of the Purchase Agreement,  as of the date of substitution;  (iii) have a Loan Rate, Net
Loan Rate and Gross  Margin no lower than and not more than 1% per annum  higher  than the Loan Rate,  Net Loan
Rate and Gross Margin,  respectively,  of the Deleted Loan as of the date of substitution;  (iv) have a CLTV at the time of  substitution  no higher  than that of the  Deleted  Loan at the time of  substitution;  (v) have a remaining  term to stated  maturity not greater than (and not more than one year less than) that of the Deleted
Loan; and (vi) not be 30 days or more delinquent.

        Enhancer: Financial Guaranty Insurance Company, or any successor thereto.

        Enhancer  Default:  Any  failure  by the  Enhancer  to make a  payment  required  under  the  Policy in accordance with its terms.

        Enhancer  Optional  Deposit:  Amounts  deposited  by or on behalf of the  Enhancer in the Note  Payment
Account, other than Insured Amounts, to be applied to the Notes.

        ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

        Event of Default:  With respect to the Indenture,  any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or  involuntary  or be effected by operation of law or  pursuant  to any  judgment,  decree  or  order  of any  court  or any  order,  rule  or  regulation  of any administrative or governmental body):

(a)     a default in the payment of the  principal of, any  installment  of the principal of or interest on any
Note when the same becomes due and payable, and such default shall continue for a period of five days;

(b)     there occurs a default in the  observance  or  performance  in any material  respect of any covenant or agreement  of the Issuer made in the  Indenture,  or any  representation  or warranty of the Issuer made in the
Indenture or in any  certificate  delivered  pursuant  hereto or in  connection  herewith  proving to have been incorrect  in any  material  respect  as of the time when the same  shall  have  been made that has a  material adverse  effect on the  Noteholders or the Enhancer,  and such default shall  continue or not be cured,  or the circumstance  or condition in respect of which such  representation  or warranty was  incorrect  shall not have been  eliminated or otherwise  cured,  for a period of 30 days after there shall have been given, by registered or certified  mail,  to the Issuer by the Indenture  Trustee or to the Issuer and the Indenture  Trustee by the
Enhancer or the  Noteholders  of at least 25% of the  aggregate  Note  Balance of the Notes,  a written  notice specifying  such default or incorrect  representation  or warranty and  requiring it to be remedied and stating that such notice is a notice of default hereunder;

(c)     there occurs the filing of a decree or order for relief by a court having  jurisdiction in the premises in  respect  of the  Issuer or any  substantial  part of the  Trust  Estate in an  involuntary  case  under any applicable  federal or state  bankruptcy,  insolvency  or other  similar  law now or  hereafter  in effect,  or appointing a receiver,  liquidator,  assignee,  custodian,  trustee,  sequestrator  or similar  official of the
Issuer or for any  substantial  part of the Trust  Estate,  or ordering the  winding-up or  liquidation  of the
Issuer's  affairs,  and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(d)     there occurs the  commencement by the Issuer of a voluntary case under any applicable  federal or state bankruptcy,  insolvency  or other  similar law now or hereafter in effect,  or the consent by the Issuer to the entry of an order for relief in an  involuntary  case under any such law,  or the  consent by the Issuer to the appointment or taking  possession by a receiver,  liquidator,  assignee,  custodian,  trustee,  sequestrator or similar  official of the Issuer or for any  substantial  part of the assets of the Trust Estate,  or the making by the Issuer of any general  assignment for the benefit of creditors,  or the failure by the Issuer  generally to pay its debts as such debts become due, or the taking of any action by the Issuer in  furtherance  of any of the foregoing.

        Exchange  Act:  The  Securities  Exchange  Act of 1934,  as  amended,  and the  rules  and  regulations promulgated thereunder.

        Excess  Spread:  With respect to any Payment Date and without  taking into account any Insured  Amount, if any,  paid by the  Enhancer  under the Policy for such  Payment  Date,  the excess,  if any, of (i) Interest
Collections  for the related  Collection  Period over (ii) the sum of (x) the sum of (A) the premium  allocable to such  Payment  Date and (B) any unpaid  premium for the  Policy,  with  interest  thereon as provided in the
Insurance  Agreement and (y) the aggregate  amount  distributed to the  Noteholders as interest on such Payment
Date pursuant to Section 3.05(a)(i) of the Indenture.

        Excess  Spread  Test:  As to any Payment  Date, a test that will be satisfied if the product of (x) (i)
the amount of Excess  Spread  (reduced by the aggregate  Liquidation  Loss Amounts with respect to such Payment
Date net of aggregate  Subsequent Net Recovery  Amounts with respect to such Payment Date) on such Payment Date divided by (ii) the Pool Balance as of the  beginning of the related  Collection  Period and (y) 12,  expressed as a percentage, is greater than or equal to 2.00%.

        Excluded  Amount:  For any Payment  Date  during the Rapid  Amortization  Period,  all Draws made to an obligor  under any Mortgage Loan during the Rapid  Amortization  Period which shall not be  transferred  to the
Trust  Estate,  and the portion of the  Principal  Collections  and Interest  Collections  for each  Collection
Period  allocated to such Excluded  Amount based on a pro rata allocation  between the related  Excluded Amount and the Principal Balance of such Mortgage Loan in proportion to the respective  amounts  outstanding as of the end of the calendar month preceding such Collection Period.

        Expenses:  The meaning specified in Section 7.02 of the Trust Agreement.

        Fannie Mae:  Fannie Mae, formerly the Federal National Mortgage Association, or any successor thereto.

        FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

        Final Payment Date:  The Payment Date in November 2036.

        Fiscal Year:  The fiscal year of the Trust, which shall end on December 31 of each year.

        Foreclosure  Profit:  With respect to a Liquidated  Mortgage Loan, the amount, if any, by which (i) the aggregate of  Liquidation  Proceeds net of  Liquidation  Expenses  exceeds (ii) the  Principal  Balance of such
Liquidated  Mortgage Loan (plus accrued and unpaid  interest  thereon at the applicable Loan Rate from the date interest  was last paid through the date of receipt of the final  Liquidation  Proceeds)  immediately  prior to the final recovery of the related Liquidation Proceeds.

        Form 10-K Certification:  As defined in Section 4.04(b) of the Servicing Agreement.

        Freddie  Mac:  Freddie  Mac,  formerly the Federal Home Loan  Mortgage  Corporation,  or any  successor thereto.

        Funding  Account:  The account  established  and maintained  pursuant to  Section 3.16 of the Servicing
Agreement.

        GAAP: Generally accepted accounting principles.

        Grant: Pledge, bargain, sell, warrant,  alienate,  remise, release, convey, assign,  transfer,  create, and grant a lien upon and a security  interest in and right of set-off against,  deposit,  set over and confirm pursuant to the  Indenture.  A Grant of the  Collateral or of any other  agreement or instrument  shall include all rights,  powers and options (but none of the obligations) of the granting party  thereunder,  including the immediate  and  continuing  right to claim for,  collect,  receive and give receipt for  principal and interest payments  in  respect  of such  collateral  or other  agreement  or  instrument  and all other  moneys  payable thereunder,  to give and receive  notices and other  communications,  to make waivers or other  agreements,  to exercise all rights and options,  to bring  proceedings  in the name of the granting  party or  otherwise,  and generally  to do  and  receive  anything  that  the  granting  party  is or may be  entitled  to do or  receive thereunder or with respect thereto.

        Gross Margin:  With respect to any Mortgage  Loan,  the  percentage  set forth as the "Margin" for such
Mortgage Loan on the Mortgage Loan Schedule.

        GMAC:  General Motors Acceptance Corporation, and its successors and assigns.

        GMACM:  GMAC Mortgage Corporation, and its successors and assigns.

        HELOCs:  Any  adjustable  rate home  equity  revolving  lines of credit  initially  transferred  by the
Depositor to the Issuer on the Closing Date or any Subsequent  Transfer Date,  which are listed on the Mortgage
Loan Schedule on such date.

        HELs: Any closed-end,  fixed-rate,  first or second lien home equity loans initially transferred by the
Depositor to the Issuer on the Closing Date or any Subsequent  Transfer Date,  which are listed on the Mortgage
Loan Schedule on such date.

        Indemnified Party:  The meaning specified in Section 7.02 of the Trust Agreement.

        Indenture:  The indenture dated as of the Closing Date between the Issuer and the Indenture Trustee.

        Indenture Trustee: JPMorgan Chase Bank, National Association,  a national banking association,  and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

        Independent:  When used with respect to any specified  Person,  such Person (i) is in fact  independent of the Issuer,  any other  obligor on the Notes,  the Sellers,  the  Depositor  and any Affiliate of any of the
foregoing  Persons,  (ii) does not have any  direct  financial  interest  or any  material  indirect  financial interest in the Issuer,  any such other  obligor,  the Sellers,  the  Depositor or any  Affiliate of any of the
foregoing  Persons and (iii) is not  connected  with the  Issuer,  any such other  obligor,  the  Sellers,  the
Depositor or any  Affiliate of any of the foregoing  Persons as an officer,  employee,  promoter,  underwriter, trustee, partner, director or person performing similar functions.

        Independent  Certificate:  A certificate or opinion to be delivered to the Indenture  Trustee under the circumstances  described in, and otherwise complying with, the applicable  requirements of Section 10.01 of the
Indenture,  made by an Independent  appraiser or other expert  appointed by an Issuer Order and approved by the
Indenture  Trustee in the exercise of reasonable  care,  and such opinion or  certificate  shall state that the signer has read the definition of  "Independent"  in this  Indenture and that the signer is Independent  within the meaning thereof.

        Index:  With respect to any Mortgage  Loan,  the prime rate from time to time for the adjustment of the
Loan Rate set forth as such on the related Mortgage Note.

        Initial Note Balance:  $1,274,156,000.

        Initial Certificate Balance: $7,690,716.53.

        Initial HELOCs:  The HELOCs  initially  transferred by the Depositor to the Issuer on the Closing Date,
which are listed on the Mortgage Loan Schedule on such date.

        Initial  HELs:  The HELs  initially  transferred  by the  Depositor to the Issuer on the Closing  Date,
which are listed on the Mortgage Loan Schedule on such date.

        Initial Mortgage Loans:  Collectively, the Initial HELOCs and the Initial HELs.

        Initial Pool Balance:  The sum of (a) the aggregate  Principal  Balances of the Initial  Mortgage Loans
as of the Cut-off Date and (b) the Original Pre-Funded Amount.

        Insolvency Event:  With respect to a specified  Person,  (a) the filing of a decree or order for relief by a court  having  jurisdiction  in the  premises  in respect of such  Person or any  substantial  part of its property  in an  involuntary  case under any  applicable  bankruptcy,  insolvency  or other  similar law now or hereafter in effect,  or appointing a receiver,  liquidator,  assignee,  custodian,  trustee,  sequestrator  or similar  official for such Person or for any  substantial  part of its property,  or ordering the winding-up or liquidation  of such  Person's  affairs,  and such decree or order shall  remain  unstayed  and in effect for a period  of 60  consecutive  days;  or (b) the  commencement  by such  Person  of a  voluntary  case  under  any applicable  bankruptcy,  insolvency  or other  similar law now or hereafter  in effect,  or the consent by such
Person to the entry of an order for relief in an  involuntary  case under any such law,  or the consent by such
Person to the appointment of or taking  possession by a receiver,  liquidator,  assignee,  custodian,  trustee, sequestrator  or similar  official for such Person or for any substantial  part of its property,  or the making by such  Person of any  general  assignment  for the  benefit  of  creditors,  or the  failure  by such  Person generally  to pay its debts as such debts  become due or the  admission  by such Person in writing (as to which the Indenture  Trustee shall have notice) of its inability to pay its debts  generally,  or the adoption by the
Board of Directors or managing  member of such Person of a resolution  which  authorizes  action by such Person in furtherance of any of the foregoing.

        Insurance  Agreement:  The Insurance and Indemnity  Agreement  dated as of the Closing Date,  among the
Servicer,  the Sellers,  the  Depositor,  the Issuer,  the Indenture  Trustee and the  Enhancer,  including any amendments and supplements thereto.

        Insurance  Proceeds:  Proceeds paid by any insurer (other than the Enhancer)  pursuant to any insurance policy  covering a Mortgage Loan which are required to be remitted to the Servicer,  or amounts  required to be paid by the Servicer pursuant to the next to last sentence of Section 3.04 of the Servicing  Agreement,  net of
any component  thereof (i) covering any expenses  incurred by or on behalf of the Servicer in  connection  with obtaining such proceeds,  (ii) that is applied to the restoration or repair of the related Mortgaged  Property,
(iii)  released to the related  Mortgagor in accordance  with the  Servicer's  normal  servicing  procedures or
(iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

        Insured Amount:  As defined in the Policy.

        Interest  Collections:  With  respect to any Payment  Date,  the sum of all payments by or on behalf of
Mortgagors  and any  other  amounts  constituting  interest  (including  without  limitation  such  portion  of
Insurance  Proceeds,  Net  Liquidation  Proceeds  and  Repurchase  Prices as is  allocable  to  interest on the applicable  Mortgage  Loan)  as is paid by the  Sellers  or the  Servicer  (including  any  optional  servicing advance) or is collected  and applied by the Servicer  under the Mortgage  Loans during the related  Collection
Period,  exclusive of the pro rata portion  thereof  attributable to any Excluded  Amounts,  and reduced by the
Servicing  Fee for the related  Collection  Period and by any fees  (including  annual fees) or late charges or similar  administrative  fees  paid by  Mortgagors  during  the  related  Collection  Period.  The terms of the related  Mortgage  Note shall  determine  the  portion of each  payment in respect of such  Mortgage  Loan that constitutes principal or interest.

        Interest  Coverage  Amount:  The amount to be paid from proceeds from the sale of the Notes for deposit into the  Capitalized  Interest  Account  pursuant to Section  3.19 of the  Servicing  Agreement on the Closing
Date,  which  amount  initially  shall be  $2,386,852.00,  and  thereafter,  shall be the  amount  computed  in accordance with Section 3.19 of the Servicing Agreement.

        Interest  Period:  With respect to the Notes and any Payment Date (other than the first Payment  Date), the period  beginning on the preceding  Payment Date and ending on the day preceding  such Payment Date, and in the case of the first  Payment Date,  the period  beginning on the Closing Date and ending on the day preceding the first Payment Date.

        Interest  Rate  Adjustment  Date:  With respect to each Mortgage  Loan,  the date or dates on which the
Loan Rate is adjusted in accordance with the related Mortgage Note.

        Interest Shortfall:  (I) With respect to the Notes and any Payment Date, the sum of:

        (A) an amount of interest on the Notes  calculated  at a rate equal to the excess of (i) LIBOR plus the related margin over (ii) the Net WAC Rate, plus

        (B) interest on such amount calculated at a rate equal to the related Note Rate.

        Interest  Shortfalls  will not be included as interest  payments on the Notes for such Payment Date and such amount will accrue  interest at the related Note Rate (as adjusted  from time to time) and will be paid on future  Payment Dates only to the extent funds are available  therefor as set forth in  Section 3.05(a)  of the
Indenture.

        Issuer or Trust:  The GMACM  Home  Equity  Loan Trust  2006-HE1,  a Delaware  statutory  trust,  or its successor in interest.

        Issuer  Order or Issuer  Request:  A written  order or request  signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

        LIBOR: As to any Interest  Period,  (a) for any Interest  Period other than the first Interest  Period, the rate for United  States dollar  deposits for one month that appears on the Telerate  Screen Page 3750 as of
11:00 a.m.,  London,  England  time,  on the second LIBOR  Business Day prior to the first day of that Interest
Period or (b) with respect to the first  Interest  Period,  the rate for United States dollar  deposits for one month  that  appears on the  Telerate  Screen  Page 3750 as of 11:00  a.m.,  London,  England  time,  two LIBOR
Business  Days  prior to the  Closing  Date.  If such rate does not  appear on such page (or other  page as may replace  that  page on that  service,  or if  such  service  is no  longer  offered,  such  other  service  for displaying  LIBOR  or  comparable  rates  as  may  be  reasonably  selected  by  the  Indenture  Trustee  after consultation  with the  Servicer),  the rate will be the  Reference  Bank Rate.  If no  Reference  Bank Rate is
available, LIBOR will be LIBOR applicable to the preceding Payment Date.

        LIBOR  Business  Day:  Any day other  than (i) a  Saturday  or a Sunday or (ii) a day on which  banking institutions in the city of London, England are required or authorized by law to be closed.

        Lien:  Any mortgage,  deed of trust,  pledge,  conveyance,  hypothecation,  assignment,  participation, deposit arrangement,  encumbrance,  lien (statutory or other), preference,  priority right or interest or other security  agreement  or  preferential  arrangement  of  any  kind  or  nature  whatsoever,  including,  without limitation,  any conditional sale or other title retention agreement,  any financing lease having substantially the same  economic  effect as any of the  foregoing  and the filing of any  financing  statement  under the UCC
(other than any such  financing  statement  filed for  informational  purposes  only) or comparable  law of any
jurisdiction  to  evidence  any  of  the  foregoing;   provided,  however,  that  any  assignment  pursuant  to
Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

        Liquidated  Mortgage Loan:  With respect to any Payment Date, any Mortgage Loan in respect of which the
Servicer has determined,  in accordance with the servicing procedures specified in the Servicing Agreement,  as of the end of the related  Collection Period that  substantially  all Liquidation  Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the related REO Property have been recovered.

        Liquidation  Expenses:  All out-of-pocket  expenses (exclusive of overhead) incurred by or on behalf of the Servicer in connection  with the  liquidation  of any Mortgage  Loan and not recovered  under any insurance policy,  including legal fees and expenses,  any unreimbursed amount expended  (including,  without limitation, amounts  advanced to correct  defaults on any mortgage  loan which is senior to such  Mortgage Loan and amounts advanced to keep  current or pay off a mortgage  loan that is senior to such  Mortgage  Loan)  respecting  such
Mortgage Loan and any related and  unreimbursed  expenditures  for real estate  property  taxes or for property restoration, preservation or insurance against casualty loss or damage.

        Liquidation  Loss  Amount:  With  respect  to any  Payment  Date and any  Mortgage  Loan that  became a
Liquidated  Mortgage  Loan during the related  Collection  Period,  the  unrecovered  portion of the  Principal
Balance of such Mortgage Loan and any unpaid accrued  interest  thereon at the end of such  Collection  Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Principal Balance.

        Liquidation  Proceeds:  Proceeds  (including  Insurance  Proceeds but not including amounts drawn under the Policy) if any received in connection  with the  liquidation  of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

        Loan Rate:  With  respect to any Mortgage  Loan and any day, the per annum rate of interest  applicable under the related Mortgage Note.

        Lost Note  Affidavit:  With respect to any Mortgage  Loan as to which the  original  Mortgage  Note has been permanently lost or destroyed and has not been replaced,  an affidavit from the related Seller  certifying that the original  Mortgage  Note has been lost,  misplaced or destroyed  (together  with a copy of the related
Mortgage Note, if available).

        Managed  Amortization  Event: The event deemed to occur if, beginning in June 2006, for any three month consecutive  period,  the  average  of the daily  balances  on deposit in the  Funding  Account  for such three consecutive months is greater than $10,000,000.

        Managed  Amortization  Period:  The period  beginning on the first day following the end of the related
Revolving  Period and ending on the  earlier of (i) the  Payment  Date  occurring  in  March 2011  and (ii) the occurrence of a Rapid Amortization Event.

        Maximum Loan Rate: With respect to each HELOC,  the maximum loan rate thereon  specified in the related
Mortgage Note.

        MERS: Mortgage Electronic  Registration  Systems,  Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)System:  The system of recording transfers of Mortgages electronically maintained by MERS.

        MIN:  The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

        Minimum  Monthly  Payment:  With respect to any HELOC and any month,  the minimum amount required to be paid by the related Mortgagor in such month.

        MOM Loan:  With respect to any Mortgage  Loan,  MERS acting as the  mortgagee  of such  Mortgage  Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns,  at the  origination thereof.

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage:  The  mortgage,  deed of trust or other  instrument  creating  a first or  second  lien on an estate in fee simple interest in real property securing a Mortgage Loan.

        Mortgage File:  With respect to each Mortgage Loan:

(i)     the original  Mortgage Note endorsed or assigned  without  recourse in blank (which  endorsement  shall contain  either an original  signature  or a facsimile  signature of an  authorized  officer of GMACM) or, with respect to any Mortgage  Loan as to which the original  Mortgage  Note has been  permanently  lost or destroyed and has not been replaced, a Lost Note Affidavit;

(ii)    the  original  Mortgage,  noting the  presence  of the MIN of the  Mortgage  Loan,  if the  Mortgage is
registered on the MERS(R)System,  and language  indicating  that the Mortgage Loan is a MOM Loan if the Mortgage
Loan is a MOM Loan,  with  evidence  of  recording  thereon,  or,  if the  original  Mortgage  has not yet been returned  from the public  recording  office,  a copy of the  original  Mortgage  certified  by GMACM that such
Mortgage has been sent for  recording,  or a county  certified copy of such Mortgage in the event the recording office keeps the original or if the original is lost;

(iii)   unless  the  Mortgage  Loan is  registered  on the MERS(R)System,  original  assignments  (which may be included in one or more  blanket  assignments  if permitted by  applicable  law) of the Mortgage in  recordable form from GMACM to "JPMorgan  Chase Bank, as Indenture  Trustee under that certain  Indenture dated as of March
30, 2006, for GMACM Home Equity Loan Trust 2006-HE1,  Home Equity  Loan-Backed  Term Notes" c/o the Servicer at
an address specified by the Servicer;

(iv)    originals of any  intervening  assignments of the Mortgage from the originator to GMACM (or to MERS, if the Mortgage Loan is registered on the MERS(R)System,  and which notes the presence of a MIN),  with evidence of recording  thereon,  or, if the original of any such intervening  assignment has not yet been returned from the public recording office, a copy of such original  intervening  assignment certified by GMACM that such original intervening assignment has been sent for recording; and

(v)     a true and correct copy of each assumption,  modification,  consolidation or substitution agreement, if any, relating to such Mortgage Loan; and

(vi)    any documents  required to be added to such  documents  pursuant to the Purchase  Agreement,  the Trust
Agreement or the Servicing Agreement.

        It is  understood  that the  Mortgage  File (other  than item (i) above) may be retained in  microfilm, microfiche,  optical  storage  or  magnetic  media in lieu of hard  copy;  provided,  that with  respect to any
Mortgage  Loan not  registered  on the MERS(R)System,  the original  assignment of Mortgage  described in clause
(iii) above shall be retained in the Mortgage File.

        Mortgage  Loan  Schedule:  The initial  schedule of Initial  Mortgage  Loans as of the Cut-Off Date set
forth in  Exhibit  A of the  Servicing  Agreement,  and as of each  Subsequent  Cut-Off  Date,  any  Subsequent
Mortgage  Loans,  which  schedule sets forth as to each Mortgage Loan (i) the Cut-Off Date  Principal  Balance,
(ii) with respect to each HELOC,  the Credit  Limit and Gross  Margin,  (iii) with  respect to each HELOC,  the
Maximum Loan Rate, if any, (iv) the loan number and (v) the lien position of the related Mortgage.

        Mortgage  Loans:  At any time, all Initial  Mortgage Loans and Subsequent  Mortgage  Loans,  including, with respect to the HELOCS,  Additional  Balances,  if any,  that have been sold to the Issuer  pursuant to, in the case of Initial  Mortgage  Loans,  the Trust  Agreement,  or, in the case of Subsequent  Mortgage  Loans, a
Subsequent  Transfer  Agreement,  together  with  all  monies  due or  become  due  thereunder  or the  Related
Documents, and that remain subject to the terms thereof.

        Mortgage Note:  With respect to each HEL, the promissory  note pursuant to which the related  Mortgagor agrees to pay the  indebtedness  evidenced  thereby and secured by the related  Mortgage as modified or amended and with respect to each HELOC,  the credit line agreement,  pursuant to which the related  Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

        Mortgaged  Property:  The  underlying  property,  including  real  property and  improvements  thereon, securing a Mortgage Loan.

        Mortgagor:  The obligor or obligors under a Mortgage Note.

        Net Liquidation  Proceeds:  With respect to any Liquidated Mortgage Loan,  Liquidation  Proceeds net of
Liquidation  Expenses  minus the pro rata portion of such amount that is  attributable  to any Excluded  Amount
(but not  including  the portion,  if any, of such amount that exceeds the  Principal  Balance of, plus accrued and unpaid  interest on, such  Mortgage  Loan at the end of the  Collection  Period  immediately  preceding the
Collection  Period in which such  Mortgage Loan became a Liquidated  Mortgage  Loan) and including any Recovery
Amounts.

        Net Loan Rate:  With respect to any Payment Date and any Mortgage  Loan, the Loan Rate of that Mortgage
Loan  applicable  to the Due  Date in the  related  Collection  Period,  net of the  Servicing  Fee  Rate  and,
beginning on the thirteenth  Payment Date and  thereafter,  0.50% (50 basis  points),  adjusted to an effective rate reflecting the methods by which interest is calculated on the Notes during such Interest Period.

        Net  Principal  Collections:  With  respect to any  Payment  Date,  the excess,  if any,  of  Principal
Collections for such Payment Date over the aggregate  amount of Additional  Balances created during the related
Collection Period, conveyed to the Issuer.

        Net WAC Rate:  With respect to any Payment Date, (i) a per annum rate equal to the weighted  average of the Net Loan Rates of the  Mortgage  Loans as of the first day of the month  preceding  the month in which such
Payment Date occurs,  and weighted on the basis of the respective  Principal Balances of such Mortgage Loans as of the first day of the related  Collection  Period,  minus (ii) the premium rate on the Policy multiplied by a fraction,  the  numerator  of which is the sum of the Note  Balances and the  denominator  of which is the Pool
Balance.

        Net Worth: As of any date of determination,  the net worth of GMACM and its consolidated  subsidiaries, as determined in accordance with GAAP.

        Note Balance:  With respect to any Payment Date and the Notes,  the Initial Note Balance reduced by all payments of principal on the Notes prior to such Payment Date.

        Note Owner or Owner:  The Beneficial Owner of a Note.

        Note Payment  Account:  The account  established  by the  Indenture  Trustee  pursuant to Sections 3.01 and 8.02 of the Indenture and Section 5.01 of the Servicing  Agreement.  Amounts  deposited in the Note Payment
Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

        Note Rate:  With respect to the Notes,  a floating rate equal to the lesser of (i) LIBOR plus 0.21% per annum (or,  for any Interest  Period  commencing  after the second  Payment  Date on which the  aggregate  Note
Balance  of the Notes is less than 10% of the Note  Balance  as of the  Closing  Date,  LIBOR  plus  0.315% per annum) and (ii) the related Net WAC Rate.

        Note  Register:  The  register  maintained  by the Note  Registrar  in which the Note  Registrar  shall provide for the registration of Notes and of transfers and exchanges of Notes.

        Note Registrar:  The Indenture Trustee, in its capacity as Note Registrar.

        Noteholder  or Holder:  The  Person in whose name a Note is  registered  in the Note  Register,  except that, any Note  registered in the name of the Depositor,  the Issuer or the Indenture  Trustee or any Affiliate
of any of them shall be deemed  not to be  outstanding  and the  registered  holder  will not be  considered  a
Noteholder for purposes of giving any request,  demand,  authorization,  direction,  notice,  consent or waiver under the Indenture or the Trust Agreement;  provided,  that in determining whether the Indenture Trustee shall be protected in relying upon any such request,  demand,  authorization,  direction,  notice, consent or waiver, only Notes  that the  Indenture  Trustee or the Owner  Trustee  knows to be so owned  shall be so  disregarded.
Owners of Notes that have been  pledged in good faith may be regarded  as  Noteholders  if the pledgee  thereof establishes to the  satisfaction  of the Indenture  Trustee or the Owner Trustee such pledgee's right so to act with  respect to such  Notes and that such  pledgee is not the  Issuer,  any other  obligor on the Notes or any
Affiliate of any of the foregoing Persons.

        Notes: The Class A GMACM Home Equity  Loan-Backed Term Notes,  Series  2006-HE1,  in substantially  the form set forth in Exhibit A to the Indenture.

        Officer's  Certificate:  With respect to the Servicer, a certificate signed by the President,  Managing
Director,  a Director,  a Vice President or an Assistant Vice  President,  of the Servicer and delivered to the
Indenture  Trustee.  With respect to the Issuer, a certificate  signed by any Authorized Officer of the Issuer,
under  the  circumstances   described  in,  and  otherwise  complying  with,  the  applicable  requirements  of
Section 10.01  of the  Indenture,  and delivered to the Indenture  Trustee.  Unless  otherwise  specified,  any reference in the Indenture to an Officer's  Certificate shall be to an Officer's  Certificate of any Authorized
Officer of the Issuer.

        Opinion of Counsel:  A written opinion of counsel of a law firm reasonably  acceptable to the recipient thereof.  Any Opinion of Counsel for the  Servicer  may be  provided  by in-house  counsel for the  Servicer if reasonably acceptable.

        Original  Pre-Funded  Amount: The amount deposited from the proceeds of the sale of the Securities into the Pre-Funding Account on the Closing Date, which amount is $320,461,679.

        Outstanding:  With  respect  to the  Notes,  as of the date of  determination,  all  Notes  theretofore executed, authenticated and delivered under this Indenture except:

               (i)    Notes  theretofore  cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

               (ii)   Notes in exchange for or in lieu of which other Notes have been  executed,  authenticated and  delivered  pursuant  to the  Indenture  unless  proof  satisfactory  to the  Indenture  Trustee is presented that any such Notes are held by a holder in due course;

provided,  however,  that for purposes of  effectuating  the  Enhancer's  right of  subrogation as set forth in
Section 4.12  of the Indenture  only,  all Notes that have been paid with funds provided under the Policy shall be deemed to be Outstanding until the Enhancer has been reimbursed with respect thereto.

        Overcollateralization  Amount:  With respect to any Payment Date,  the amount (but not less than zero), if any, by which (a) the  aggregate  outstanding  Principal  Balance of the  Mortgage  Loans as of the close of business on the last day of the related Collection Period,  plus amounts on deposit in the Pre-Funding  Account and the Funding Account  (excluding any investment  earnings thereon) exceeds (b) the aggregate Note Balance of the Notes.

        Overcollateralization  Release  Amount:  With respect to any Payment Date,  the excess,  if any, of the
Overcollateralization  Amount over the Overcollateralization  Target Amount, which, on such Payment Date, shall not exceed an amount equal to the total Principal Collections for such Payment Date.

        Overcollateralization  Target Amount:  With respect to any Payment Date prior to the Stepdown Date, the
Required  Overcollateralization  Amount will be 2.70% of the initial Pool Balance.  With respect to any Payment
Date on or after the Stepdown  Date,  an amount equal to the greater of (i) 5.40% of the Pool Balance as of the last day of the  related  Collection  Period and (ii) 0.50% of the initial  Pool  Balance;  provided,  however, upon the occurrence of a Servicing  Trigger  Event,  the  Overcollateralization  Target Amount shall be no less than the  Overcollateralization  Target  Amount as of the  previous  Payment  Date.  The  Overcollateralization
Target  Amount may be reduced from time to time with the consent of the  Enhancer and written  notice from each
Rating  Agency  that  the  rating  will  not  be  reduced  or  withdrawn  as a  result  of  the  change  in the
Overcollateralization Target Amount.

        Owner Trust:  GMACM Home Equity Loan Trust  2006-HE1,  created by the  Certificate of Trust pursuant to the Trust Agreement.

        Owner Trustee:  Wilmington Trust Company,  not in its individual  capacity but solely as owner trustee, and its  successors  and assigns or any successor  Owner Trustee  appointed  pursuant to the terms of the Trust
Agreement.

        Ownership  Interest:  As to any Certificate,  any ownership or security  interest in such  Certificate, including any interest in such  Certificate as the  Certificateholder  thereof and any other interest  therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Paying  Agent:  Any  paying  agent  or  co-paying  agent  appointed  pursuant  to  Section 3.03  of the
Indenture, which initially shall be the Indenture Trustee.

        Payment  Date:  The  25th  day of each  month,  or if such  day is not a  Business  Day,  then the next
Business Day.

        Percentage  Interest:  With respect to any Note and Payment Date, the  percentage  obtained by dividing the Note  Balance of such Note by the  aggregate  Note Balance of all Notes prior to such  Payment  Date.  With respect  to any  Certificate  and  any  Payment  Date,  the  Percentage  Interest  stated  on the  face of such
Certificate.

        Permitted Investments:  One or more of the following:

        (i)    obligations  of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

        (ii)   repurchase  agreements on  obligations  specified in clause (i) above maturing not more than one month from the date of acquisition  thereof;  provided,  that the unsecured  short-term debt obligations of the party  agreeing to  repurchase  such  obligations  are at the time rated by each  Rating  Agency in its highest short-term rating category available;

        (iii)  federal funds,  certificates of deposit, demand deposits, time deposits and bankers' acceptances
(which  shall  each  have an  original  maturity  of not  more  than  90  days  and,  in the  case of  bankers'
acceptances,  shall in no event have an  original  maturity  of more than 365 days or a  remaining  maturity of more than 30 days)  denominated  in United States dollars of any  U.S. depository  institution or trust company incorporated  under the laws of the United States or any state  thereof or of any domestic  branch of a foreign depository  institution or trust company;  provided,  that the short-term  debt  obligations of such depository institution  or trust  company  (or,  if the only  Rating  Agency  is  Standard  &  Poor's,  in the case of the principal  depository  institution  in a  depository  institution  holding  company,  debt  obligations  of the depository  institution  holding  company) at the date of  acquisition  thereof  have been rated by each Rating
Agency in its highest  short-term  rating category  available;  and provided  further,  that if the only Rating
Agency is  Standard  & Poor's  and if the  depository  or trust  company is a  principal  subsidiary  of a bank holding company and the debt  obligations of such subsidiary are not separately  rated,  the applicable  rating shall be that of the bank holding company;  and provided further,  that if the only Rating Agency is Standard &
Poor's and the  original  maturity  of such  short-term  debt  obligations  of a  domestic  branch of a foreign depository  institution or trust company shall exceed 30 days, the short-term  rating of such institution shall be A-1+;

        (iv)   commercial  paper  (having  original  maturities  of not more than 365 days) of any  corporation incorporated  under the laws of the United  States or any state thereof  which on the date of  acquisition  has been rated by each Rating Agency in its highest  short-term  rating  category  available;  provided,  that such commercial paper shall have a remaining maturity of not more than 30 days;

        (v)    a money market fund or a qualified investment fund (including without limitation,  any such fund for which the  Indenture  Trustee or an  Affiliate  of the  Indenture  Trustee acts as an advisor or a manager)
rated by each Rating Agency in one of its two highest  long-term  rating  categories  available (if so rated by such Rating Agency); and

        (vi)   other  obligations  or  securities  that are  acceptable  to each  Rating  Agency as a Permitted
Investment  hereunder  and will not  cause a Rating  Event,  and  which  are  acceptable  to the  Enhancer,  as evidenced in writing;

provided,  however,  that no instrument shall be a Permitted Investment if it represents,  either (1) the right to receive only interest  payments with respect to the underlying  debt  instrument or (2) the right to receive both principal and interest  payments  derived from  obligations  underlying  such instrument and the principal and interest  payments  with respect to such  instrument  provide a yield to maturity  greater than 120% of the yield to maturity at par of such  underlying  obligations.  References  herein to the  highest  long-term  debt rating category  available shall mean AAA in the case of Standard & Poor's and Aaa in the case of Moody's,  and references herein to the highest  short-term  rating category  available shall mean A-1 in the case of Standard
& Poor's and P-1 in the case of Moody's.

        Person:  Any legal  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited  liability  company,  trust,  unincorporated  organization  or  government  or any  agency or political subdivision thereof.

        Plan:  Any  employee  benefit  plan or  certain  other  retirement  plans and  arrangements,  including individual  retirement accounts and annuities,  Keogh plans and bank collective  investment funds and insurance company  general or separate  accounts in which such plans,  accounts or  arrangements  are invested,  that are subject to ERISA or Section 4975 of the Code, as described in Section 3.05 of the Trust Agreement.

        Plan Assets: The meaning specified in  Section 2510.3-101 of the Department of Labor Regulations and as
described in Section 3.05 of the Trust Agreement.

        Policy: The Financial  Guaranty Insurance Policy 06030037,  dated as of the Closing Date, issued by the
Enhancer.

        Policy Draw Amount: With respect to any Payment Date, the Insured Amount.

        Pool Balance:  With respect to any date,  the aggregate  Principal  Balance of all Mortgage Loans as of such date plus, during the Pre-Funding Period, the Pre-Funded Amount.

        Predecessor  Note:  With respect to any Note,  every  previous Note  evidencing all or a portion of the same debt as that evidenced by such Note; and, for the purpose of this definition,  any Note  authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated,  lost,  destroyed or stolen Note shall be deemed to evidence the same debt as such mutilated, lost, destroyed or stolen Note.

        Pre-Funded  Amount:  With  respect to any date of  determination  during the  Pre-Funding  Period,  the amount on deposit in the Pre-Funding Account.

        Pre-Funding  Account:  The account established and maintained pursuant to Section 3.18 of the Servicing
Agreement.

        Pre-Funding  Period:  The period  commencing  on the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding  Account is less than $100,000,  (ii) June 26, 2006 or (iii) the occurrence of a Servicing Default.

        Principal  Balance:  With respect to any Mortgage Loan,  other than a Liquidated  Mortgage Loan, and as of any day, the related  Cut-Off Date Principal  Balance,  plus (i) any Additional  Balances in respect of such
Mortgage Loan conveyed to the Trust,  minus (ii) all  collections  credited as principal in respect of any such
Mortgage Loan in accordance with the related  Mortgage Note (except any such  collections that are allocable to any  Excluded  Amount)  and  applied in  reduction  of the  Principal  Balance  thereof.  For  purposes of this definition,  a Liquidated  Mortgage  Loan shall be deemed to have a Principal  Balance  equal to the  Principal
Balance of the related  Mortgage Loan  immediately  prior to the final  recovery of  substantially  all related
Liquidation Proceeds and a Principal Balance of zero thereafter.

        Principal Collections:  With respect to any Payment Date, the aggregate of the following amounts:

        (i)    the  total  amount of  payments  made by or on behalf of the  related  Mortgagor,  received  and applied as payments of principal on such Mortgage  Loan during the related  Collection  Period,  as reported by the Servicer or the related Subservicer;

        (ii)   any Liquidation  Proceeds  allocable as a recovery of principal received in connection with such
Mortgage Loan during the related Collection Period and any Recovery Amounts;

        (iii)  if such Mortgage Loan was repurchased by a Seller pursuant to the Purchase  Agreement during the related  Collection  Period,  100% of the Principal  Balance thereof as of the date of such purchase and if any
Eligible Substitute Loan is substituted for a Deleted Loan, the Substitution Adjustment Amount;

        (iv)   any other  amounts  received  as  payments  on or  proceeds  of such  Mortgage  Loan  during the
Collection Period, to the extent applied in reduction of the Principal Balance thereof; and

        (v)    on the  Payment  Date  immediately  following  the end of the  Pre-Funding  Period,  any  amount transferred  from the Pre-Funding  Account to the Note Payment  Account in accordance with  Section 3.18 of the
Servicing Agreement;

provided,  that Principal  Collections  shall be reduced by any amounts  withdrawn  from the Custodial  Account pursuant to clauses (c),  (g),  (h), (j) and (k) of  Section 3.03  of the  Servicing  Agreement,  and shall not include any portion of such amounts  attributable  to any Excluded  Amount in respect of any Mortgage Loan that are allocable to principal of such Mortgage Loan and not otherwise  excluded from the amounts  specified in (i)
through (iv) above.

        Principal  Distribution  Amount:  For any Payment Date (i) during the Revolving Period,  the amount, if any,  transferred  from the Pre-Funding  Account to the Note Payment Account pursuant to Section 3.18(b) of the
Servicing  Agreement,  and the amount, if any,  transferred from the Funding Account to the Note Payment Amount pursuant to Section 3.16(c)(ii) of the Servicing  Agreement,  (ii) during the Managed  Amortization Period, Net
Principal  Collections  for  the  Mortgage  Loans,  (iii)  during  the  Rapid  Amortization  Period,  Principal
Collections  for the  Mortgage  Loans,  and (iv) on any Payment  Date,  from the Excess  Spread,  to the extent available  or,  to  the  extent  not  available,  from a draw  on  the  Policy  (but  only  to the  extent  the
Overcollateralization  Amount is zero),  an amount equal to the aggregate of the Liquidation  Loss Amounts,  if any, for such Payment Date less,  in each case,  an amount equal to the  Overcollateralization  Release  Amount for such Payment Date.

        Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

        Program Guide: The GMACM Home Equity Servicing Guidelines, as in effect from time to time.

        Purchase  Agreement:  The mortgage loan  purchase  agreement  dated as of the Closing  Date,  among the
Sellers, the Purchaser, the Issuer and the Indenture Trustee.

        Purchase Price:  The amounts specified in Section 2.3(a) of the Purchase Agreement.

        Purchaser:  Residential Asset Mortgage Products, Inc., as purchaser under the Purchase Agreement.

        Rapid Amortization Event:  Any one of the following events:

(a)     the  failure on the part of a Seller (i) to make any  payment or deposit  required to be made under the
Purchase  Agreement  within five  Business  Days after the date such payment or deposit is required to be made;
or (ii) to observe or perform in any  material  respect any other  covenants  or  agreements  of the Seller set forth in the Purchase  Agreement,  which  failure  continues  unremedied  for a period of 60 days after written notice  and such  failure  materially  and  adversely  affects  the  interests  of the  Securityholders  or the
Enhancer;  provided,  however,  that a Rapid  Amortization  Event shall not be deemed to have  occurred if such
Seller has  repurchased or caused to be repurchased or substituted  for the affected  Mortgage Loan during such period (or within an  additional  60 days with the  consent  of the  Indenture  Trustee  and the  Enhancer)  in accordance with the provisions of the Indenture;

(b)     if any  representation  or  warranty  made by a Seller in the  Purchase  Agreement  proves to have been incorrect in any material  respect when made and which continues to be incorrect in any material  respect for a period of 45 days with  respect to any  representation  or  warranty of the Seller  made in  Section 3.1(a)  or
3.1(d)(I),  as applicable,  of the Purchase Agreement or 90 days with respect to any representation or warranty made in Section 3.1(b) or 3.1(d)(II),  as applicable,  of the Purchase  Agreement after written notice and as a result of which the interests of the  Securityholders  or the Enhancer are materially  and adversely  affected;
provided,  however,  that a Rapid  Amortization  Event  shall not be deemed to have  occurred if the Seller has repurchased or caused to be repurchased  or substituted  for the affected  Mortgage Loan during such period (or within an  additional 60 days with the consent of the  Indenture  Trustee and the Enhancer) in accordance  with the provisions of the Indenture;

(c)     the entry against a Seller of a decree or order by a court or agency or  supervisory  authority  having jurisdiction  under Title 11 of the United  States Code or any other  applicable  federal or state  bankruptcy, insolvency  or other  similar  law, or if a  receiver,  assignee or trustee in  bankruptcy  or  reorganization, liquidator,  sequestrator  or  similar  official  shall  have been  appointed  for or taken  possession  of the
Servicer or its property,  and the  continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(d)     either Seller shall  voluntarily  submit to Proceedings under Title 11 of the United States Code or any other  applicable  federal or state  bankruptcy,  insolvency or other similar law relating to the Seller or the
Issuer or of or relating to all or substantially  all of its property;  or the Seller or the Issuer shall admit in writing its inability to pay its debts  generally as they become due,  file a petition to take  advantage of any applicable  insolvency or  reorganization  statute,  make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(e)     the Issuer shall become  subject to regulation by the  Commission as an investment  company  within the meaning of the Investment Company Act of 1940, as amended;

(f)     a Servicing  Default  shall  occur and be  unremedied  under the  Servicing  Agreement  and a qualified successor Servicer shall not have been appointed;

(g)     the  occurrence  of a draw on the Policy and the failure by the Servicer to reimburse  the Enhancer for any amount owed to the  Enhancer  pursuant to the  Insurance  Agreement on account of the draw,  which  failure continues unremedied for a period of 90 days after written notice to the Servicer;

(h)     the Issuer (or a portion  thereof) is determined to be a taxable  mortgage pool or an association (or a publicly-traded  partnership)  taxable as a  corporation  or a taxable  mortgage  pool for  federal  income tax purposes; or

(i)     an event of default under the Insurance  Agreement  (except for a default by the Enhancer,  unless such
Enhancer cannot be replaced without additional expense).

       In the case of any event  described in (a),  (b), (f), (g) or (i), a Rapid  Amortization  Event shall be deemed to have  occurred  only if, after any  applicable  grace period  described in such  clauses,  any of the
Indenture  Trustee,  the Enhancer or, with the consent of the Enhancer (so long as no Enhancer Default exists),
Securityholders  evidencing  not less than 51% of the aggregate  Securities  Balance,  by written notice to the
Sellers,  the Servicer,  the Depositor  and the Owner  Trustee (and to the Indenture  Trustee,  if given by the
Enhancer or the  Securityholders),  declare that a Rapid Amortization Event has occurred as of the date of such notice.  In the case of any event described in clauses (c), (d), (e) or (h), a Rapid  Amortization  Event shall be deemed to have  occurred  without  any  notice or other  action on the part of the  Indenture  Trustee,  the
Securityholders  or the  Enhancer  immediately  upon the  occurrence  of such event;  provided,  that any Rapid
Amortization  Event may be waived and deemed of no effect with the  written  consent of the  Enhancer  and each
Rating Agency, subject to the satisfaction of any conditions to such waiver.

        Rapid  Amortization  Period: The period beginning on the earlier of (i) the first day following the end of the Managed  Amortization  Period and (ii) the occurrence of a Rapid Amortization Event, and ending upon the termination of the Issuer.

        Rating  Agency:  Each of Moody's  and  Standard & Poor's or, if any such  organization  or a  successor thereto is no longer in  existence,  such  nationally  recognized  statistical  rating  organization,  or other comparable  Person,  designated by the Depositor,  notice of which  designation shall be given to the Indenture
Trustee.  References  herein to the highest short term unsecured  rating category of a Rating Agency shall mean
A-1 or better in the case of  Standard  & Poor's and P-1 or better in the case of  Moody's;  and in the case of any other  Rating  Agency,  shall mean such  equivalent  ratings.  References  herein to the highest  long-term rating  category of a Rating  Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of
Moody's; and in the case of any other Rating Agency, shall mean such equivalent rating.

        Record  Date:  With  respect to the Notes and any  Payment  Date,  unless  Notes are no longer  held in book-entry  form, the close of business on the Business Day immediately  preceding such Payment Date and if the
Notes are no longer held in book-entry  form, the last Business Day of the calendar  month  preceding the month of such Payment Date.

        Recovery  Amount:  Amounts  collected on a Mortgage  Loan after the Mortgage  Loan becomes a Liquidated
Mortgage Loan, net of any Servicing Fee,  Recovery Fee and any  reimbursement  for advances and expenses of the
Servicer.

        Recovery  Fee: A  customary  fee  calculated  based on  additional  recovery  amounts  charged  for the collection  of such  additional  recovery  amounts on any Mortgage  Loan after the date that such Mortgage Loan became a Liquidated Mortgage Loan.

        Reference Bank Rate:  With respect to any Interest  Period,  as follows:  the arithmetic  mean (rounded upwards,  if  necessary,  to the nearest one  sixteenth of one percent) of the offered  rates for United States dollar  deposits  for one month which are offered by the  Reference  Banks as of 11:00  a.m.,  London,  England
time,  on the second LIBOR  Business Day prior to the first day of such  Interest  Period to prime banks in the
London  interbank  market in amounts  approximately  equal to the sum of the  outstanding  Note  Balance of the
Notes;  provided,  that at least two  Reference  Banks  provide  such  rate.  If fewer  than two such rates are provided,  the Reference Bank Rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the Indenture Trustee after consultation with the Servicer and the Enhancer,  as of 11:00 a.m.,  New York time, on such date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the aggregate Note Balance of the Notes.  If no quotations can be obtained,  the Reference  Bank Rate will be the  Reference  Bank Rate  applicable to the preceding  Interest
Period.

        Reference  Banks:  Shall  mean  three  major  banks in the  London  interbank  market  selected  by the
Indenture Trustee after consultation with the Servicer.

        Regulation   AB:   Subpart   229.1100  -  Asset   Backed   Securities   (Regulation   AB),   17  C.F.R.
ss.ss.229.1100-229.1123,  as such  may be  amended  from  time to  time,  and  subject  to such  clarification  and interpretation  as have been  provided by the  Commission  in the adopting  release  (Asset-Backed  Securities,
Securities  Act  Release No.  33-8518,  70 Fed.  Reg.  1,506,  1,531  (January 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

        Related Documents:  With respect to each Mortgage Loan, the documents contained in the Mortgage File.

        Relief Act  Shortfalls:  With respect to any Payment Date,  for any Mortgage Loan as to which there has been a reduction in the amount of interest  collectible  thereon for the related  Collection Period as a result of the application of the  Servicemembers  Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil
Relief Act of 1940, as amended, or any similar state legislation or regulations,  the shortfall,  if any, equal to (i) one month's  interest on the Principal  Balance of such Mortgage Loan at the applicable  Loan Rate, over
(ii) the interest collectible on such Mortgage Loan during such Collection Period.

        Repurchase  Event:  With respect to any Mortgage Loan,  either (i) a discovery  that, as of the Closing
Date with  respect to an Initial  Mortgage  Loan or the related  Subsequent  Transfer  Date with respect to any
Subsequent  Mortgage Loan, the related Mortgage was not a valid lien on the related Mortgaged  Property subject only to (A) the lien of any prior  mortgage  indicated  on the  Mortgage  Loan  Schedule,  (B) the lien of real property taxes and assessments not yet due and payable,  (C) covenants,  conditions,  and restrictions,  rights of way,  easements  and other  matters of public  record as of the date of recording of such  Mortgage and such other  permissible  title  exceptions  as are  customarily  accepted for similar loans and (D) other matters to which like properties are commonly subject that do not materially  adversely affect the value,  use,  enjoyment or  marketability  of the related  Mortgaged  Property or (ii) with  respect to any  Mortgage  Loan as to which either Seller delivers an affidavit  certifying that the original  Mortgage Note has been lost or destroyed,  a subsequent  default on such Mortgage Loan if the enforcement  thereof or of the related  Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

        Repurchase  Price:  With respect to any Mortgage Loan required to be  repurchased  on any date pursuant to the Purchase  Agreement or purchased by the Servicer  pursuant to the Servicing  Agreement,  an amount equal to the sum of (i) 100% of the Principal  Balance thereof (without  reduction for any amounts charged off), (ii)
unpaid  accrued  interest  at the Loan  Rate  (or with  respect  to the last day of the  month in the  month of repurchase,  the Loan Rate will be the Loan Rate in effect as of the  second to last day in such  month) on the outstanding  Principal  Balance  thereof  from the Due  Date to which  interest  was last  paid by the  related
Mortgagor  to the first day of the month  following  the month of  purchase  and (iii) in  connection  with any
Mortgage Loan required to be repurchased  pursuant to Sections 2.1 or 3.1 of the Purchase Agreement,  any costs and damages  incurred  by the Trust Fund with  respect to such  Mortgage  Loan in  connection  with a breach of
Section  3.1(b)(x)  of the  Purchase  Agreement.  No portion of any  Repurchase  Price shall be included in any
Excluded Amount for any Payment Date during the Rapid Amortization Period.

        Required  Insurance  Policy:  With respect to any Mortgage Loan, any insurance policy which is required to be  maintained  from time to time under the  Servicing  Agreement or the related  Subservicing  Agreement in respect of such Mortgage Loan.

        Responsible  Officer:  With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct  responsibility  for the  administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred  because of such officer's  knowledge of and familiarity with the particular subject.

        Revolving  Period:  The period  beginning  on the  Closing  Date and ending on the  earliest of (i) the
Payment Date occurring in  September 2007,  (ii) the occurrence of a Managed  Amortization  Event and (iii) the occurrence of a Rapid Amortization Event.

        Rolling Six-Month  Annualized  Liquidation Loss Amounts:  With respect to any  Determination  Date, the product  (expressed as a percentage)  of (i) the  aggregate  Liquidation  Loss Amounts as of the end of each of the six  Collection  Periods  (reduced by the aggregate  Subsequent  Net Recovery  Amounts for such  Collection
Periods) immediately preceding such Determination Date divided by the Initial Pool Balance and (ii) two (2).

        Rolling Three Month  Delinquency  Percentage:  With respect to any Payment Date and the Mortgage Loans, the  arithmetic  average of the  Delinquency  Percentages  determined for such Payment Date and for each of the two preceding Payment Dates.

        Secretary of State:  The Secretary of State of the State of Delaware.

        Securities  Act: The  Securities  Act of 1933, as amended,  and the rules and  regulations  promulgated thereunder.

        Securitization  Transaction:  Any  transaction  involving a sale or other  transfer  of mortgage  loans directly or indirectly to an issuing  entity in  connection  with an issuance of publicly  offered or privately placed, rated or unrated mortgage-backed securities.

        Securities Balance: The Note Balance or Certificate Balance, as the context may require.

        Security:  Any Certificate or a Note, as the context may require.

        Securityholder:  Any Noteholder or Certificateholder.

        Seller or Sellers:  GMAC Mortgage  Corporation,  a  Pennsylvania  corporation,  and its  successors and assigns,  and Walnut Grove  Mortgage Loan Trust 2003-A,  a Delaware  statutory  trust,  and its  successors and assigns.

        Servicer:  GMAC Mortgage Corporation, a Pennsylvania corporation, and its successors and assigns.

        Servicer  Advances:  Any advances the Servicer may make with respect to the Mortgage Loans,  whether or not required, in respect of principal, interest, taxes, insurance or otherwise.

        Servicing  Agreement:  The servicing  agreement  dated as of the Closing Date among the  Servicer,  the
Issuer and the Indenture Trustee.

        Servicing  Certificate:  A certificate  completed and executed by a Servicing  Officer on behalf of the
Servicer in accordance with Section 4.01 of the Servicing Agreement.

        Servicing  Criteria:  The "servicing  criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

        Servicing Default:  Any one of the following events:

(i)     any failure by the Servicer to deposit in the Custodial Account,  the Funding Account, the Note Payment
Account  or the  Distribution  Account  any  deposit  required  to be made  under  the  terms of the  Servicing
Agreement  that  continues  unremedied  for a period of five  Business  Days after the date upon which  written notice of such failure  shall have been given to the  Servicer by the Issuer or the  Indenture  Trustee,  or to
the Servicer, the Issuer and the Indenture Trustee by the Enhancer;

(ii)    any failure on the part of the Servicer  duly to observe or perform in any  material  respect any other covenants or  agreements  of the Servicer set forth in the  Securities  or in the  Servicing  Agreement,  which failure,  in each case,  materially and adversely affects the interests of the Securityholders or the Enhancer, and which failure  continues  unremedied for a period of 45 days after the date on which written notice of such failure,  requiring  the same to be remedied,  and stating that such notice is a "Notice of Default"  under the
Servicing  Agreement,  shall have been given to the Servicer by the Issuer or the Indenture Trustee,  or to the
Servicer, the Issuer and the Indenture Trustee by the Enhancer;

(iii)   the entry  against  the  Servicer  of a decree or order by a court or agency or  supervisory  authority having  jurisdiction  under  Title 11 of the  United  States  Code or any  other  applicable  federal  or state bankruptcy,  insolvency  or other  similar  law,  or if a  receiver,  assignee  or  trustee  in  bankruptcy  or reorganization,  liquidator,  sequestrator  or  similar  official  shall  have  been  appointed  for  or  taken possession of the Servicer or its property,  and the  continuance  of any such decree or order  unstayed and in effect for a period of 60 consecutive days;

(iv)    the Servicer shall  voluntarily  submit to Proceedings  under Title 11 of the United States Code or any other applicable  federal or state  bankruptcy,  insolvency or other similar law relating to the Servicer or of or relating to all or substantially  all of its property;  or the Servicer shall admit in writing its inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute,  make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(v)     a Rapid  Amortization  Event  occurs on account  of the  circumstances  specified  in clause (g) of the definition  of Rapid  Amortization  Event,  which event  continues  beyond the 90 day grace period set forth in such clause (g);

(vi)    the  Servicer's  Tangible  Net  Worth  at any time is less  than  $100,000,000  and GMAC  fails to own, directly or indirectly, at least 51% of the common stock of the Servicer; or

(vii)   the Rolling  Six-Month  Annualized  Liquidation  Loss Amount with respect to the Mortgage Loans exceeds
1.50%.

        Servicing  Fee: With respect to any Mortgage  Loan and any  Collection  Period,  the product of (i) the
Servicing  Fee  Rate  divided  by 12 and  (ii)  the  related  Principal  Balance  as of the  first  day of such
Collection Period.

        Servicing Fee Rate:  0.50% per annum.

        Servicing  Officer:  Any officer of the Servicer  involved in, or responsible  for, the  administration and servicing of the Mortgage Loans whose name and specimen  signature  appear on a list of servicing  officers furnished to the Indenture  Trustee (with a copy to the Enhancer) by the Servicer,  as such list may be amended from time to time.

        Servicing Termination Event:  As of any Payment Date, the occurrence of any of the following scenarios:

        (a)    the Rolling  Three  Month  Delinquency  Percentage  is greater  than 4.00% for the  then-current
Payment Date; or

        (b)    on or after the Payment Date in October 2008, the aggregate  amount of Liquidation  Loss Amounts
(reduced by the aggregate  Subsequent Net Recovery  Amounts,  if any, with respect to such Payment Date) on the
Mortgage Loans as a percentage of the Cut-Off Date Principal  Balance  exceeds the applicable  amount set forth below:

        October 2008 to March 2009:         2.00% with respect to October 2008, plus
an additional 1/6th of 0.50% for each month
thereafter.

        April 2009 to March 2010:           2.50% with respect to April 2009, plus an
additional 1/12th of 0.60% for each month
thereafter.

        April 2010 to March 2011:           3.10% with respect to April 2010, plus an
additional 1/12th of 1.00% for each month
thereafter.

        April 2011 and thereafter:          4.10%.

        Servicing Trigger Event:  As of any Payment Date, the occurrence of any of the following scenarios:

        (a)    the Rolling  Three  Month  Delinquency  Percentage  is greater  than 3.50% for the  then-current
Payment Date;

        (b)    on or after the Payment Date in October 2008, the aggregate  amount of Liquidation  Loss Amounts
(reduced by the aggregate  Subsequent Net Recovery  Amounts,  if any, with respect to such Payment Date) on the
Mortgage Loans as a percentage of the Cut-Off Date Principal  Balance  exceeds the applicable  amount set forth below:

        October 2008 to March 2009:         1.50% with respect to October 2008, plus
an additional 1/6th of 0.50% for each month
thereafter;

        April 2009 to March 2010:           2.00% with respect to April 2009, plus an
additional 1/12th of 0.60% for each month
thereafter;

        April 2010 to March 2011:           2.60% with respect to April 2010, plus an
additional 1/12th of 1.00% for each month
thereafter; and

        April 2011 and thereafter:          3.60%; or

        (c)    on any Payment Date, the Excess Spread Test is not met.

        Standard & Poor's:  Standard & Poor's Ratings Services, a division of The McGraw-Hill  Companies,  Inc.
or its successor in interest.

        Stated Value:  With respect to any Mortgage  Loan, the stated value of the related  Mortgaged  Property determined in accordance with the Program Guide and given by the related Mortgagor in his or her application.

        Statutory  Trust Statute:  Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess.ss.3801 et seq., as
the same may be amended from time to time.

        Stepdown  Date:  The later of (i) the Payment  Date in October  2008 and (ii) the Payment Date on which the Pool  Balance plus  amounts on deposit in the Funding  Account  (after  applying  payments  received in the related Collection Period) as of such Payment Date is less than 50% of the Initial Pool Balance.

        Subsequent  Cut-Off Date:  With respect to any  Subsequent  Mortgage  Loan,  the date  specified in the related Subsequent Transfer Agreement.

        Subsequent  Cut-Off  Date  Principal  Balance:  With  respect  to any  Subsequent  Mortgage  Loan,  the
Principal  Balance  thereof as of the close of business on the last day of the  Collection  Period  immediately prior to the related Subsequent Cut-Off Date.

        Subsequent  Mortgage Loan: An adjustable rate home equity  revolving line of credit sold by a Seller to the Issuer  pursuant to  Section 2.2  of the Purchase  Agreement,  such Mortgage  Loan being  identified on the
Mortgage Loan Schedule attached to the related Subsequent Transfer  Agreement,  as set forth in such Subsequent
Transfer Agreement.

        Subsequent  Net Recovery  Amounts:  Recovery  Amounts  collected on a Mortgage  Loan after the Mortgage
Loan becomes a Liquidated Mortgage Loan, net of any Recovery Fee.

        Subsequent  Transfer  Agreement:  Each Subsequent  Transfer Agreement dated as of a Subsequent Transfer
Date executed by the respective  Seller and the Issuer  substantially  in the form of Exhibit 2 to the Purchase
Agreement, by which the related Subsequent Mortgage Loans are sold to the Issuer.

        Subsequent  Transfer Date: With respect to each Subsequent  Transfer  Agreement,  the date on which the related Subsequent Mortgage Loans are sold to the Issuer.

        Subservicer:  Each Person that enters into a Subservicing Agreement as a subservicer of Mortgage Loans.

        Subservicing  Agreement:  The written  contract  between the Servicer and any  Subservicer  relating to servicing  and  administration  of certain  Mortgage  Loans as provided  in  Section 3.01(b)  of the  Servicing
Agreement.

        Substitution  Adjustment  Amount:  With respect to any Eligible  Substitute  Loan and any Deleted Loan,
the amount,  if any, as  determined  by the  Servicer,  by which the  aggregate  principal  balance of all such
Eligible  Substitute Loans as of the date of substitution is less than the aggregate  Principal  Balance of all such Deleted  Loans (after  application  of the principal  portion of the Monthly  Payments due in the month of substitution that are to be distributed to the Securityholders in the month of substitution).

        Tangible Net Worth:  Net Worth,  less the sum of the  following  (without  duplication):  (a) any other assets of GMACM and its consolidated  subsidiaries  that would be treated as intangibles  under GAAP including, without  limitation,  any write-up of assets  (other than  adjustments  to market value to the extent  required under GAAP with respect to excess  servicing,  residual  interests in offerings of asset-backed  securities and asset-backed  securities  that are  interest-only  securities),  good-will,  research  and  development  costs, trade-marks,  trade names,  copyrights,  patents and  unamortized  debt  discount and expenses and (b) loans or other  extensions of credit to officers of GMACM or its  consolidated  subsidiaries  other than mortgage  loans made to such Persons in the ordinary course of business.

        Tax Matters  Partner:  GMACM, as the Servicer,  for so long as the Servicer holds all or any portion of the Certificates;  if any other Person holds 100% of the Certificates,  such Person;  and otherwise as provided in the Code.

        Telerate  Screen Page 3750: The display page so designated on the Telerate  Capital  Markets Report (or such other page as may  replace  page 3750 on such  service  for the  purpose of  displaying  London  interbank offered  rates of major banks,  or, if such service is no longer  offered,  such other  service for  displaying
London  interbank  offered  rates or  comparable  rates  as may be  selected  by the  Indenture  Trustee  after consultation with the Servicer.

        Transfer: Any direct or indirect transfer,  sale, pledge,  hypothecation or other form of assignment of any Ownership Interest in a Certificate.

        Transfer  Date:  The Payment Date on which the Servicer,  upon receipt of written  notice and direction from the Issuer,  shall cause the  retransfer of Mortgage  Loans from the Trust Estate to the Issuer,  pursuant to Section 3.15(c) of the Servicing Agreement.

        Transfer  Notice Date:  The fifth  Business Day prior to the Transfer Date for which the Servicer shall give the  Indenture  Trustee,  the Rating  Agencies  and the Enhancer a notice of the  proposed  retransfer  of
Mortgage Loans, pursuant to Section 3.15(c) of the Servicing Agreement.

        Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

        Transferor:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Treasury Regulations:  Regulations, including proposed or temporary Regulations,  promulgated under the
Code.  References  herein to specific  provisions of proposed or temporary  regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

        Trust  Agreement:  The trust agreement dated as of the Closing Date,  between the Owner Trustee and the
Depositor.

        Trust Estate:  The meaning specified in the Granting Clause of the Indenture.

        Trust  Indenture  Act or TIA: The Trust  Indenture  Act of 1939,  as amended  from time to time,  as in effect on any relevant date.

        UCC:  The  Uniform  Commercial  Code,  as in effect  from time to time,  as in effect in any  specified jurisdiction.

        Unpaid Principal Amount:  As defined in Section 3.05(a) of the Indenture.

        WG Trust 2003:  Walnut Grove Mortgage Loan Trust 2003-A, a Delaware statutory trust.